Exhibit 99.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Chairman and Chief Executive Officer of Phoenix Footwear Group, Inc. (the "Company"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the foregoing Quarterly Report of the Company:

(1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and, (2) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 12, 2003            /s/ James R. Riedman
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                                James R. Riedman
                                Chairman and Chief Executive Officer